Exhibit 4.2

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES A PREFERRED STOCK

                                       OF

                           DARLING INTERNATIONAL INC.


         DARLING INTERNATIONAL INC., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by its Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors has duly adopted the following resolutions:

         RESOLVED, that, pursuant to Article Four of the Certificate of Incorporation (which authorizes 1,000,000 shares of Preferred Stock, par value $0.01 per share, the Board of Directors hereby creates a series of preferred stock consisting of 100,000 shares to be designated as Series A Preferred Stock (the "Series A Preferred Stock," and each such share, a "Series A Share" and all such shares, the "Series A Shares"), and fixes the designations and preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions of such Series A Preferred Stock.

                            Series A Preferred Stock

         RESOLVED, that the holders of the Series A Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences subject to the following qualifications, limitations and restrictions. Except as otherwise provided in this Certificate of Designation or as otherwise required by applicable law, all Series A Shares shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         1. Designation, Number of Shares. This series of Preferred Stock shall be designated as the "Series A Preferred Stock," and the number of shares which shall constitute such series shall be 100,000. The par value of the Series A Preferred Stock shall be $0.01 per share.

         2. Dividends.

              (a) Dividend Preference. The Series A Preferred Stock shall rank prior to the Junior Securities with respect to dividends. The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends as provided herein, when, as and if declared by the Board of Directors, as legally available. The rate of dividends per share shall be expressed as a percentage of the Stated Value and shall be six percent (6.00%) per annum. Such dividends shall accrue and be cumulative from the date of issuance of the Series A Preferred Stock, whether or not declared, and shall be payable when, as and if declared by the Board of Directors in cash or accumulated, as the Board of Directors may elect, on May 1 and November 1 in each year, except that if any such date is not a Business Day then such dividends shall be payable on the next succeeding Business Day (as applicable, each a "Dividend Payment Date"). No dividends on the Series A Preferred Stock shall be payable unless and until so declared by the Board of Directors. Such dividends shall accrue and accumulate whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which are in arrears. All dividends accrued on each Series A Share outstanding as of a Dividend Payment Date which shall not be then paid shall be added to the Stated Value of such Series A Share and shall remain a part thereof until paid, and dividends shall thereafter accrue at the dividend rate set forth above and be paid on such Series A Share on the basis of the Stated Value, as so adjusted.

              (b) Dividend Calculation. Dividends shall accrue semi-annually and be calculated on the basis of the time elapsed from and including the date of issuance of such shares to and including the Dividend Payment Date or on any final distribution date relating to redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Series A Preferred Stock for any period of less than a full calendar year shall be prorated for the partial year on the basis of a 360-day year of 12 30-day months.

              (c) Dividend Payment. Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred Stock as they appear on the books of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date. Dividends in arrears may be declared and paid at any time to holders of record on a date not more than 60 days preceding the payment date as may be fixed by the Board of Directors. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time payable shall be allocated pro rata on a share by share basis among all shares of Series A Preferred Stock outstanding.

              (d) Priority of Dividends. So long as any shares of Series A Preferred Stock are outstanding, no dividend or other distribution, whether in liquidation or otherwise (other than those payable solely in Common Stock of the Corporation), shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities.

         3. Liquidation Preference.

              (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation legally


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

available for distribution to its stockholders, shall be distributed in the following order of priority:

                   (i) The holders of Series A Shares shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise) to the holders of shares of Common Stock or other Junior Securities by reason of their ownership thereof, an amount per share equal to the Stated Value plus all accrued but unpaid dividends to the date of payment for each outstanding Series A Share then held by them. If, upon occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of Series A Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed on a pro rata basis among the holders of Series A Shares (in proportion to the number of Series A Shares held by each such holder).

                   (ii) After payment in full to the holders of Series A Preferred Stock described in Section 3(a)(i) hereof have been made, then, to the extent available and subject to the rights of holders of other Junior Securities, the remaining assets of the Corporation shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each.

              (b) Change of  Control,  etc.  Neither (i) a Change of Control nor
(ii) a reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3 or
Section 4.

         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, before any distribution or payment is made upon any Junior Securities, the holders of Series A Shares shall be entitled to be paid an amount equal to the aggregate Stated Value of all such Series A Shares outstanding, plus all accrued but unpaid dividends to the date of payment, and the holders of Series A Shares as such shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed to the holders of Series A Preferred Stock shall be distributed ratably among such holders based upon the aggregate Stated Value of the Series A Shares held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, stating the circumstances for the distribution, the payment date, location and the distribution amounts not less than 30 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock.

         5. Redemptions.

              (a) Mandatory Redemption. On the earliest of (x) the fifth anniversary of the date of issuance of the Series A Preferred Stock, (y) the date of consummation of a sale of all or substantially all of the consolidated assets of the Corporation and its subsidiaries and (z)


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


the date of occurrence of a Change in Control (the "Mandatory Redemption Date"), the Corporation shall redeem all issued and outstanding Series A Shares, at a price per Series A Share equal to the Stated Value plus all accrued but unpaid dividends to the Redemption Date.

              (b) Optional Redemptions. Subject to the terms hereof, the Corporation may at its option at any time, redeem all or any portion of the shares of Series A Preferred Stock in multiples of not less than $1,000,000 then outstanding at a price per Series A Share equal to the Stated Value plus all accrued but unpaid dividends to the Redemption Date. All partial optional redemptions of Series A Preferred Stock pursuant to this Section 5(b) shall be made pro rata among the holders of such Series A Shares on the basis of the number of Series A Shares held by each such holder in the order and priority specified in Section 5(c). Redemptions made pursuant to this Section 5(b) shall not relieve the Corporation of its obligations to redeem the then outstanding Series A Shares on the Mandatory Redemption Date.

              (c) Redemption Price. For each Series A Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series A Share) an amount in immediately available funds equal to the Stated Value plus all accrued but unpaid dividends to the Redemption Date. If the Corporation's funds which are legally available for redemption of Series A Shares on any Redemption Date are insufficient to redeem the total number of Series A Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series A Shares to be redeemed (if any) ratably among the holders of the Series A Shares to be redeemed based upon the aggregate Stated Value of such Series A Shares held by each such holder and other Series A Shares not so redeemed shall remain issued and outstanding until redeemed in accordance with the terms thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Shares, such funds shall immediately be used to redeem the balance of the Series A Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed in the order and priority set forth above.

              (d) Notice of Redemption. The Corporation shall mail first class, postage pre-paid, written notice of each redemption of Series A Preferred Stock to each record holder of Series A Shares to be redeemed at least 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option pursuant to
Section 5(b), the Corporation shall become obligated to redeem the total number of Series A Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares (including, if applicable, fractional shares) shall be issued to the holder thereof without cost to such holder within 10 Business Days after surrender of the certificate representing the redeemed Series A Shares.


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

              (e) Determination of the Number of Each Holder's Series A Shares to be Redeemed. Except as otherwise provided herein, the number of Series A Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series A Shares determined by multiplying the total number of Series A Shares to be redeemed by a fraction, the numerator of which shall be the total number of Series A Shares then held by such holder and the denominator of which shall be the total number of Series A Shares then outstanding.

              (f) Dividends After Redemption Date. No Series A Share is entitled to any dividends accruing after the date on which the Stated Value of such Series A Share plus all accrued but unpaid dividends thereon is paid in full in immediately available funds. On such date all rights of the holder of such Series A Share shall cease, and such Series A Share shall not be deemed to be outstanding.

              (g) Redeemed or Otherwise Acquired Series A Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution adopted by the Board of Directors providing for the issuance of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Series A Preferred Stock shall be, and the Corporation covenants that no such issued and reacquired shares of Series A Preferred Stock shall be, reissued or sold as Series A Preferred Stock.

              (h) Priority. The Corporation shall make all redemption payments to which the holders of the Series A Preferred Stock shall become entitled to under this Section 5 prior to making any permitted dividend or other distribution on, or any purchase, redemption or other acquisition or retirement for value of any Junior Securities or making available a sinking fund for the purchase or redemption of any Junior Securities.

         6. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have no voting rights. With respect to any issue required to be voted on and approved by holders of Series A Preferred Stock, the holders of Series A Preferred Stock shall vote as a single class.

         7. Covenants. Notwithstanding anything to the contrary contained in this Certificate of Designation, the Corporation shall not take any of the following actions without the prior written consent of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, voting together as a single class: (i) creating or issuing any class or series of equity security of the Corporation that is senior or pari passu in priority to the Series A Preferred Stock with respect to dividends, redemption, liquidation, winding up or dissolution of the Corporation; (ii) modifying any Junior Securities so as to become senior or pari passu in priority to the Series A Preferred Stock with respect to dividends, redemption, liquidation, winding up or dissolution of the Corporation; (iii) declaring, paying or making any dividends or other


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

distributions on any Junior Securities (other than dividends declared in connection with any stock splits, stock dividends, share combinations, share exchanges or other recapitalizations in which such dividends are made in the form of Junior Securities); (iv) directly or indirectly redeeming, retiring, repurchasing or otherwise acquiring any shares of Series A Preferred Stock (except to the extent allowed or required by Section 5(a) or Section 5(b) hereof) or any Junior Securities (or authorizing or allowing any subsidiary of the Company to do so); (v) increasing the number of shares constituting the Series A Preferred Stock from the number of shares established by this Certificate of Designation or taking any action that adversely alters or changes the rights, preferences, or privileges of the Series A Preferred Stock; and (vi) creating or issuing any class or series of equity security of the Corporation
(a) that is subject to mandatory redemption, in whole or in part, by the Corporation while any shares of Series A Preferred Stock are outstanding (whether or not such redemption is contingent on the occurrence of any event or circumstance) or (b) the terms of which provide for protective covenants or provisions more restrictive or onerous upon the Corporation than the covenants and provisions fixed herein in favor of the Series A Preferred Stock.

         8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

         9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         10. Definitions. In addition to the terms defined elsewhere herein, as used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:


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

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person, or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Business Day" means any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are required or authorized by law or other governmental actions to close.

         "Change in Control" means the occurrence of: (i) any "person" (as such term is used in Section 13(d) of the Exchange Act), other than the Initial Holders and their respective Affiliates, individually or as a group, becoming a "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Corporation's outstanding capital stock; (ii) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors; or (iii) the Corporation's consolidation with, or merger with or into, any Person or any Person's consolidation with, or merger with or into, the Corporation, pursuant to a transaction in which any of the outstanding voting capital stock of the Corporation is converted into or exchanged for cash, securities or other property.

         "Common Stock" means the Corporation's Common Stock, $0.01 par value per share.

         "Continuing Directors" means those members of the Board of Directors who either (i) were members of the Board of Directors on the date of issuance of the Series A Preferred Stock, (ii) were nominated for election in accordance with the Recapitalization Agreement, or (iii) were nominated or elected by a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Initial Holders" means the banks and other lending institutions who are the initial signatories to the Recapitalization Agreement or any successor or assignee thereof as of the Consummation Date (as defined in the Recapitalization Agreement).

         "Junior Securities" means (i) the Common Stock and (ii) each other class or series of equity securities issued by the Corporation after the date hereof, the terms of which specifically provide that such class or series shall rank junior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation.

         "Original Series A Issue Price" means $100.00 per share of Series A Preferred Stock.


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

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof or any other entity of any kind.

         "Recapitalization Agreement" means the Recapitalization Agreement, dated as of March 15, 2002, by and among the Corporation, Credit Lyonnais New York Branch, as an Initial Holder and as agent to the Initial Holders, and the Initial Holders, as amended, supplemented or otherwise modified from time to time.

         "Redemption Date" as to any Series A Share means (x) in reference to a mandatory redemption pursuant to Section 5(a) hereof, the Mandatory Redemption Date and (y) in reference to a redemption at the Corporation's option pursuant to Section 5(b) hereof, the date specified in the notice of any redemption at the Corporation's option as provided in Section 5(d) provided, however, that no such date shall be a Redemption Date unless the applicable redemption price specified in Section 5(c) is actually paid, and if not so paid, the Redemption Date shall be the date on which such redemption price specified in Section 5(c) is fully paid.

         "Stated Value" means, as to each Series A Share, the Original Series A Issue Price, plus adjustments for accumulated dividends as provided in Section 2(a), and appropriately adjusted for any stock splits, reverse stock splits, combinations, recapitalizations and similar transactions with respect to the Series A Preferred Stock.

         11. Amendment and Waiver

         No amendment, supplement, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Designation without the prior written consent of the holders of 66 2/3% of the shares of Series A Preferred Stock then outstanding. Notwithstanding anything to the contrary contained herein, no amendment, supplement, modification or waiver of any provision of this Certificate of Designation that adversely affects any holder of Series A Preferred Stock and is prejudicial to such holder relative to all other holders of Series A Preferred Stock shall be effective against such holder without such holder's consent.

         12. Notices.

         Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (or at such other address or facsimile number as such stockholder may hereafter specify for the purposes of notice to such stockholder). Each such notice or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in accordance with this Section 12 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified


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

or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in accordance with this Section 12.

         13. Successors and Transferees.

         The provisions applicable to shares of Series A Preferred Stock shall bind and inure to the benefit of and be enforceable by the Corporation, the successors to the Corporation, and by any record holder, as reflected on the Company's books and records, of shares of Series A Preferred Stock.


















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



         IN WITNESS WHEREOF, Darling International Inc. has caused this Certificate of Designation, Preferences and Rights of Series A Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 10th day of May, 2002.

                                                 DARLING INTERNATIONAL INC.



                                                 By: /s/ John O. Muse
                                                     ------------------------
                                                     John O. Muse
                                                     Executive Vice President

(Corporate Seal)

ATTEST:


/s/ Joseph R. Weaver, Jr.
-------------------------
Joseph R. Weaver, Jr.
Secretary









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